Exhibit 99.1
                                  NEWS RELEASE

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
•Delivered solid first-quarter performance with strong momentum across key long-lead indicators
•Completed opportunistic debt refinancing, further enhancing the Company’s capital structure and financial flexibility
•Board declares quarterly cash distribution of $0.30 per LP unit, payable June 19, 2024
SANDUSKY, Ohio (May 9, 2024) -- Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and immersive entertainment, today announced financial results for its first quarter ended March 31, 2024, which included a planned extra week compared to the first quarter of 2023 due to a fiscal calendar shift. To provide more informative comparisons, results for the first quarter of 2024 are also compared on a same-week basis with the three months ended April 2, 2023.
Highlights: First Quarter of 2024 Compared to First Quarter of 2023
•44 net fewer operating days compared to Q1-2023.
•    Net revenues totaled a record $102 million for the quarter, an increase of 20%, or $17 million.
•    Including $10 million of costs related to the proposed merger with Six Flags, the Company recorded a first quarter net loss of $133 million compared with a net loss of $135 million in Q1-2023.
•    The Adjusted EBITDA(1) loss for the quarter totaled $97 million compared with an Adjusted EBITDA loss of $101 million in Q1-2023.
•    Attendance totaled 1.3 million guests, an increase of 27%, or 290,000 guests.
•    In-park per capita spending(2) was $60.53, a decrease of 6%.
•    Out-of-park revenues(2) totaled a record $23 million for the quarter, an increase of 21%, or $4 million.
Highlights: First Quarter of 2024 Compared to Three Months Ended April 2, 2023
•62 fewer operating days than comparable three-month period ended April 2, 2023.
•    Net revenues for the quarter of $102 million increased 3%, or $3 million.
•    Including $10 million of merger-related costs, the Company’s first-quarter net loss of $133 million improved by 3%, or $4 million.
•    The Adjusted EBITDA(1) loss for the quarter of $97 million improved by $4 million, or 4%.
•    First quarter attendance of 1.3 million guests increased 10%, or 125,000 visits.
•    In-park per capita spending(2) for the quarter of $60.53 decreased 8%.
•    First quarter out-of-park revenues(2) of $23 million increased 8%, or $2 million.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

Balance Sheet and Capital Allocation Highlights
•On Mar. 31, 2024, net debt(3) totaled $2.42 billion, calculated as total debt before debt issuance costs of $2.46 billion less cash and cash equivalents of $35 million.
•    On May 1, 2024, the Company entered into new credit facilities, comprising of a 7-year $1.0 billion senior secured term loan B maturing in 2031 and a new $300 million revolving credit facility maturing in 2028. Proceeds from the new term loan were used to redeem all of the Company’s outstanding $1.0 billion 5.500% Senior Secured Notes due in May 2025.
•    Cedar Fair’s Board of Directors today declared a cash distribution of $0.30 per limited partner (LP) unit, payable on June 19, 2024, to unitholders of record on June 5, 2024.
CEO Commentary
“Our performance trends through the first four months of the season extend the momentum we established in the second half of 2023 and underscore the strength of our portfolio and business model,” said Cedar Fair President and CEO Richard Zimmerman. “We entertained 290,000 more guests despite 44 fewer operating days compared to the first quarter of 2023. Our highly marketable capital investment program has created widespread pre-season excitement, which has helped drive up season pass sales nearly 250,000 units through the first four months of the year. We are optimistic that these positive trends, combined with tailwinds in other demand channels such as group bookings and reservations at our resort properties, position us to deliver another outstanding year for Cedar Fair in 2024.”
Commenting on the proposed merger with Six Flags, Zimmerman added, “We were pleased that Six Flags shareholders overwhelmingly approved the merger-of-equals transaction, which we continue to believe will be completed before the end of the second quarter. We were also encouraged that our recent refinancing transactions were very well received by the credit markets, validating the strong financial profile and compelling growth opportunities of the combined company post-closing. Both Cedar Fair and Six Flags continue to work constructively with the Department of Justice (“DOJ”) in its review of the merger, having complied fully with the DOJ’s Second Request received in January. Teams from both companies are also working diligently to complete the initial phases of a joint integration plan that, upon closing of the transaction, will allow us to drive toward realizing the full potential of this strategic combination,” concluded Zimmerman.
Results for First Quarter 2024 Compared to First Quarter 2023
Historically, first quarter results represent approximately 5% of the Company’s full-year attendance and net revenues, as most parks in Cedar Fair’s portfolio are closed during the period. Consequently, the Company typically operates at a loss during the first quarter.
Operating days in the first quarter of 2024 totaled 117 compared with 161 operating days in the first quarter of 2023. The decrease was primarily due to a strategic decision to reduce the number of planned operating days in the first quarter of 2024 at several of the Company’s seasonal parks, including Carowinds, Kings Dominion, and California’s Great America. This decrease in operating days was somewhat offset by an additional week in the
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

first quarter due to a calendar shift that resulted in the current quarter including 13 weeks of results while the first quarter of 2023 included 12 weeks of results.
For the quarter ended March 31, 2024, net revenues totaled $102 million on attendance of 1.3 million guests, compared with net revenues of $85 million on attendance of 1.1 million guests in the first quarter of 2023. The increase in net revenues reflects the impact of a 27%, or 290,000-visit, increase in attendance and a 21%, or $4 million, increase in out-of-park revenues(2), offset in part by the impact of a 6%, or $3.94, decrease in in-park per capita spending(2). The increase in attendance during the current quarter was primarily driven by higher season pass sales and improved weather at Knott’s Berry Farm, as well as the inclusion of the extra calendar week in the 2024 first quarter, offset in part by the impact of fewer planned operating days in the period. The increase in out-of-park revenues reflects the impact of the extra week, as well as increased revenues from the Knott’s Hotel following a recent renovation. The decrease in first quarter in-park per capita spending is primarily due to a planned decrease in season pass pricing and a higher mix of season pass visitation at Knott’s Berry Farm, partially offset by improved in-park per capita spending at the four other parks with limited first quarter operations.
Operating costs and expenses in the first quarter of 2024 increased $25 million compared with the first quarter last year. The increase in operating costs and expenses was the result of a $15 million increase in SG&A expenses, a $9 million increase in operating expenses, and a $1 million increase in cost of goods sold. The increase in SG&A expenses was primarily attributable to $10 million of costs related to the proposed merger with Six Flags, as well as the impact of the additional calendar week in the first quarter and higher spend on information technology initiatives. The increase in operating expenses was due to the additional calendar week in the first quarter of 2024, offset in part by a reduction in full-time wages and related benefits. Meanwhile, cost of goods sold as a percentage of food, merchandise and games revenue decreased 250 basis points compared with last year’s first quarter, the result of planned reductions in food and beverage costs.
Depreciation and amortization expense in the first quarter of 2024 totaled $10 million compared with $14 million in the first quarter of 2023. The decrease reflects the impact of fewer planned operating days during the first quarter of 2024. There was also a loss on impairment/retirement of fixed assets of $3 million during the first quarter of 2024, compared with a loss of $4 million in the first quarter of 2023.
After the items noted above, the Company reported a 2024 first quarter operating loss of $126 million compared with an operating loss of $123 million in last year’s first quarter.
Interest expense for the quarter totaled $35 million, an increase of $3 million from the prior-year first quarter, the result of the additional calendar week in the first quarter of 2024. During the first quarter, Cedar Fair also recognized a $5 million net charge to earnings for foreign currency gains and losses compared with a $4 million net charge to earnings in the prior year period. Both amounts primarily represented the remeasurement of U.S. dollar denominated notes to the Canadian entity's functional currency.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

During the first three months of 2024, the Company recorded a benefit for taxes of $32 million to account for publicly traded partnership taxes and income taxes on the Company’s corporate subsidiaries, compared to a benefit for taxes of $24 million in the first quarter of 2023. The increase in benefit for taxes was primarily attributable to a higher estimated annual effective tax rate resulting from the effect of proposed merger-related costs on partnership pre-tax income.
After the items above, the Company reported a net loss of $133 million, or $2.63 per diluted LP unit, for the first quarter of 2024. This compares to a 2023 first quarter net loss of $135 million, or $2.61 per diluted LP unit.
For the 2024 first quarter, Adjusted EBITDA(1), which management believes is a meaningful measure of the Company’s park-level operating results, was a loss of $97 million, compared with an Adjusted EBITDA loss of $101 million for the first quarter of 2023. The smaller Adjusted EBITDA loss in the current-year quarter was primarily the result of increased attendance as a result of higher season pass sales and improved weather at Knott’s Berry Farm during the period. See the attached table for a reconciliation of net loss to Adjusted EBITDA.
Results for First Quarter 2024 vs. Three Months Ended April 2, 2023
As previously noted, the results for the first quarter of 2024 included an additional calendar week as compared with the first quarter of 2023. On a same-week basis, or comparing the three months ended March 31, 2024, with the three months ended April 2, 2023, net revenues would have increased 3%, or $3 million, and attendance would have increased 10%, or 125,000 visits. Meanwhile, out-of-park revenues(2) would have been up 8%, or $2 million and in-park per capita spending(2) would have been down 8%, or $5.39.
On a same-week basis, operating costs and expenses would have increased $10 million, or 5%, as a result of a $13 million increase in SG&A expenses offset by a $2 million decrease in operating expenses and a $0.3 million decrease in cost of goods sold. Excluding costs related to the proposed Six Flags merger, operating costs and expenses would have been essentially flat between years.
Balance Sheet and Liquidity Highlights
Deferred revenues on March 31, 2024, including non-current deferred revenue, totaled $233 million, compared with $208 million of deferred revenues on March 26, 2023. The $25 million increase was due to strong sales of advance purchase products, including sales of season passes which were up 8%, or $15 million, through the end of the first quarter.
As of March 31, 2024, Cedar Fair had total liquidity of approximately $157 million, including cash on hand and available borrowings under its revolving credit facility. This compares to $144 million of total liquidity on March 26, 2023, and $345 million of total liquidity on Dec. 31, 2023. Net debt(3) on March 31, 2024, calculated as total debt of $2.46 billion (before debt issuance costs) less cash and cash equivalents of $35 million, totaled $2.42 billion.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

On May 1, 2024, the Company announced it had entered into new credit facilities comprising a 7-year $1.0 billion senior secured term loan B maturing in 2031 and bearing interest at SOFR plus 200 basis points, and a new $300 million revolving credit facility maturing in 2028 and bearing interest at SOFR plus 200 basis points. The new revolving credit facility replaced Cedar Fair’s former revolving credit facility.
On May 2, 2024, the Company used the proceeds from the new term loan and cash on hand to fund the redemption of all of its outstanding $1.0 billion 5.500% Senior Secured Notes due May 2025, and to pay related expenses of the refinancing.
Distribution
Today the Company announced the Cedar Fair Board of Directors has approved a quarterly cash distribution of $0.30 per LP unit, to be paid on June 19, 2024, to unitholders of record on June 5, 2024.
Conference Call
As previously announced, the Company will host a conference call with analysts starting at 10 a.m. ET today, May 9, 2024, to further discuss its recent financial performance. Participants on the call will include Cedar Fair President and CEO Richard Zimmerman, Executive Vice President and CFO Brian Witherow and Corporate Director of Investor Relations Michael Russell.
Investors and all other interested parties can access a live, listen-only audio webcast of the call on the Cedar Fair Investors website at https://ir.cedarfair.com under the tabs Investor Information / Events & Presentations / Upcoming Events. Those unable to listen to the live webcast can access a recorded version of the call on the Cedar Fair Investors website at https://ir.cedarfair.com under Investor Information / Events and Presentations / Past Events, shortly after the live call’s conclusion.
A digital recording of the conference call will be available for replay by phone starting at approximately 1 p.m. ET on Thursday, May 9, 2024, until 11:59 p.m. ET, Thursday, May 16, 2024. To access the phone replay, please dial (800) 770-2030 or (609) 800-9909, followed by Conference ID 3720518.
(1) Adjusted EBITDA is not a measurement computed in accordance with generally accepted accounting principles (GAAP). For additional information regarding Adjusted EBITDA, including how the Company defines and uses Adjusted EBITDA, see the attached reconciliation table and related footnotes.
(2) In-park per capita spending and out-of-park revenues are non-GAAP financial measures. See the attached reconciliation table and related footnote for the calculations of in-park per capita spending and out-of-park revenues. These metrics are used by management as major factors in significant operational decisions as they are primary drivers of financial and operational performance, measuring demand, pricing, and consumer behavior.
(3) Net debt is a non-GAAP financial measure. See the attached reconciliation table and related footnote for the calculation of net debt. Net debt is a meaningful measure used by the Company and investors to monitor leverage, and management believes it is meaningful for this purpose.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

About Cedar Fair
Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0 percent) of Cedar Fair, L.P.’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Cedar Fair’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Forward-Looking Statements
Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company's expectations, beliefs, goals, and strategies regarding the future. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “target,” “synergies,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about performance expectations and the consummation of the proposed transaction and the anticipated benefits thereof. These forward-looking statements may involve current plans, estimates, expectations, and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct, that the Company's growth and operational strategies will achieve the target results, that the proposed transaction will close or that the Company will realize the anticipated benefits thereof. Important risk factors that may cause such a difference
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

and could adversely affect attendance at our parks, our future financial performance, our growth strategies and/or the proposed transaction, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: general economic conditions; the impacts of public health concerns; adverse weather conditions; competition for consumer leisure time and spending; unanticipated construction delays; changes in the Company’s capital investment plans and projects; the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the proposed transaction, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Cedar Fair, Six Flags or their respective directors and others following announcement of the merger agreement and proposed transaction; the inability to consummate the transaction due to the failure to satisfy other conditions to complete the transaction; the potential adverse effects on the market price of either or both Cedar Fair units or Six Flags common stock; risks that the proposed transaction disrupts and/or harms current plans and operations of Cedar Fair or Six Flags, including that management’s time and attention will be diverted on transaction-related issues; the amount of the costs, fees, expenses and charges related to the transaction, including the possibility that the transaction may be more expensive to complete than anticipated; the ability of Cedar Fair and Six Flags to successfully integrate their businesses and to achieve anticipated synergies and value creation; potential adverse restrictions during the pendency of the proposed transaction to pursue certain business opportunities and strategic transactions; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting Cedar Fair and Six Flags; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Cedar Fair’s and/or Six Flags’ financial performance and operating results; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”); and those risks that are described in the registration statement on Form S-4 and the accompanying proxy statement/prospectus. Additional information on risk factors that may
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

affect the business and financial results of the Company can be found in the Company's Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC.
These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the registration statement on Form S-4 filed by CopperSteel HoldCo, Inc. (“HoldCo”) and subsequently declared effective by the SEC on January 31, 2024, in connection with the proposed transaction, which contains a prospectus relating to the issuance of HoldCo securities in the proposed transaction and a proxy statement relating to the special meeting of the stockholders of Six Flags. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The ability of Cedar Fair or Six Flags to achieve the goals for the proposed transaction may also be affected by our ability to manage the factors identified above. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.
Important Information about the Transaction and Where to Find It
This communication is not a substitute for the registration statement, proxy statement/prospectus or any other document that Cedar Fair, Six Flags or HoldCo (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING AND/OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CEDAR FAIR AND SIX FLAGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when they become available), as each may be amended from time to time, as well as other filings containing important information about Cedar Fair or Six Flags, without charge at the SEC’s Internet website (http://www.sec.gov). Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Cedar Fair, Six Flags and HoldCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Cedar Fair or Six Flags at the following:

Cedar Fair
Investor Contact: Michael Russell, 419.627.2233
Media Contact: Gary Rhodes, 704.249.6119
Alternate Media Contact: Andrew Siegel / Lucas Pers, Joele Frank, 212.355.4449

Six Flags
Investor Contact: Evan Bertrand, 972.595.5180

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

The information included on, or accessible through, Cedar Fair’s or Six Flags’ website is not incorporated by reference into this communication.

No Offer or Solicitation
This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This news release and prior releases are available under the News tab at https://ir.cedarfair.com
- more -
(financial tables follow)
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

CEDAR FAIR, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three months ended
	March 31, 2024	March 26, 2023
Net revenues:
Admissions	$45,441	$39,529
Food, merchandise and games	38,858	32,064
Accommodations, extra-charge products and other	17,316	12,961
	101,615	84,554
Costs and expenses:
Cost of food, merchandise, and games revenues	11,611	10,381
Operating expenses	141,938	133,340
Selling, general and administrative	61,424	46,465
Depreciation and amortization	10,312	13,681
Loss on impairment / retirement of fixed assets, net	2,614	3,636
	227,899	207,503
Operating loss	(126,284)	(122,949)
Interest expense	34,696	32,129
Loss on foreign currency	5,240	3,999
Other income	(337)	(441)
Loss before taxes	(165,883)	(158,636)
Benefit for taxes	(32,416)	(24,090)
Net loss	(133,467)	(134,546)
Net loss allocated to general partner	(1)	(1)
Net loss allocated to limited partners	$(133,466)	$(134,545)

CEDAR FAIR, L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In thousands)

	March 31, 2024	March 26, 2023
Cash and cash equivalents	$35,128	$33,562
Total assets	$2,264,265	$2,209,741
Long-term debt, including current maturities:
Revolving credit loans	$158,000	$170,000
Notes	2,277,941	2,268,275
	$2,435,941	$2,438,275
Total partners' deficit	$(730,919)	$(793,240)

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

CEDAR FAIR, L.P.
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)

	Three months ended
	March 31, 2024	March 26, 2023
Net loss	$(133,467)	$(134,546)
Interest expense	34,696	32,129
Interest income	(360)	(514)
Benefit for taxes	(32,416)	(24,090)
Depreciation and amortization	10,312	13,681
EBITDA	(121,235)	(113,340)
Non-cash foreign currency loss	5,239	3,703
Non-cash equity compensation expense	5,284	5,053
Loss on impairment / retirement of fixed assets, net	2,614	3,636
Costs related to proposed merger (1)	10,147	—
Other (2)	771	(116)
Adjusted EBITDA (3)	(97,180)	(101,064)

(1)    Consists of $6.4 million of third-party legal and consulting transaction costs and $3.7 million of third-party integration consulting costs related to the proposed merger with Six Flags. These costs are added back to net loss to calculate Adjusted EBITDA as defined in the Company's current and prior credit agreements.

(2)    Consists of certain costs as defined in the Company's current and prior credit agreements. These costs are added back to net loss to calculate Adjusted EBITDA and have included certain legal expenses, severance and related benefits and contract termination costs. This balance also includes unrealized gains and losses on short-term investments.

(3)    Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items, and adjustments as defined in the Company's current and prior credit agreements. The Company believes Adjusted EBITDA is a meaningful measure as it is widely used by analysts, investors and comparable companies in the industry to evaluate operating performance on a consistent basis, as well as more easily compare the Company's results with those of other companies in the industry. Further, management believes Adjusted EBITDA is a meaningful measure of park-level operating profitability and uses it for measuring returns on capital investments, evaluating potential acquisitions, determining awards under incentive compensation plans, and calculating compliance with certain loan covenants. Adjusted EBITDA is provided as a supplemental measure of our operating results and is not intended to be a substitute for operating income, net income or cash flows from operating activities as defined under generally accepted accounting principles. In addition, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA loss for the three months ended April 2, 2023 (i.e. the same-week prior period) was calculated as a net loss of $137.3 million plus interest expense of $32.1 million, interest income of $0.5 million, benefit for taxes of $24.1 million, depreciation and amortization expense of $15.0 million, non-cash foreign currency loss of $4.6 million, non-cash equity compensation expense of $5.1 million, loss on impairment / retirement of fixed assets of $3.7 million, and other net benefit of $0.1 million.

CEDAR FAIR, L.P.
CALCULATION OF NET DEBT
(In thousands)

March 31, 2024
Long-term debt, including current maturities	$2,435,941
Plus: Debt issuance costs and original issue discount	22,059
Less: Cash and cash equivalents	(35,128)
Net Debt (1)	$2,422,872
(1)    Net Debt is a non-GAAP financial measure used by the Company and investors to monitor leverage. The measure may not be comparable to similarly titled measures of other companies.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2024 RESULTS
May 9, 2024

CEDAR FAIR, L.P.
KEY OPERATIONAL MEASURES
(In thousands, except per capita and operating day amounts)

	Three months ended
	March 31, 2024	March 26, 2023
Attendance	1,349	1,059
In-park per capita spending (1)	$60.53	$64.47
Out-of-park revenues (1)	$23,265	$19,225
Operating days	117	161

(1)    In-park per capita spending is calculated as revenues generated within the Company's amusement parks and separately gated outdoor water parks along with related parking revenues (in-park revenues), divided by total attendance. Out-of-park revenues are defined as revenues from resort, out-of-park food and retail locations, online transaction fees charged to customers, sponsorships and all other out-of-park operations. In-park revenues, in-park per capita spending and out-of-park revenues are non-GAAP measures. These metrics are used by management as major factors in significant operational decisions as they are primary drivers of the Company's financial and operational performance, measuring demand, pricing, and consumer behavior. A reconciliation of in-park revenues and out-of-park revenues to net revenues for the periods presented is as follows:

	Three months ended
(In thousands)	March 31, 2024	March 26, 2023
In-park revenues	$81,646	$68,303
Out-of-park revenues	23,265	19,225
Concessionaire remittance	(3,296)	(2,974)
Net revenues	$101,615	$84,554
On a same-week basis, concessionaire remittance totaled $3.6 million for the three months ended April 2, 2023.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233